SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


               Current Report Pursuant to Section 13 or 15 (d) of
                           The Securities Act of 1934


          Date of Report (Date of earliest event reported) May 7, 2001





                               SIMTEK CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)




   Colorado                          0-19027                    84-1057605
--------------------------------------------------------------------------------
(State or other                    (Commission               (I.R.S. Employer
jurisdiction                       File Number)              Identification No.)
of incorporation)


                       4250 Buckingham Dr. #100
                      Colorado Springs, Colorado                80907
                ----------------------------------------       --------
                (Address of principal executive offices)       Zip Code


          Registrant's telephone, including area code: (719) 531-9444



                          1465 Kelly Johnson Boulevard
                        Colorado Springs, Colorado 80920
          -----------------------------------------------------------
          Former name or former address, if changed since last report

Item 5.  Other Information

         The following press release titled "Simtek Reports Record Revenues, Strong Backlog, Despite Industry Slowdown" was released on May 4, 2001.



    SIMTEK REPORTS RECORD REVENUES, STRONG BACKLOG, DESPITE INDUSTRY SLOWDOWN

COLORADO SPRINGS, Colorado - May 4, 2001 - Simtek Corporation,  provider of high
performance   nonvolatile  memory  and  logic  integrated  circuits,   announced
financial results for the first quarter ending March 31, 2001.

"We are extremely pleased that our core business was able to grow substantially year to year and in sequential quarters. Simtek took an aggressive posture last year to establish our market position with strategic customers by giving them our best support, while not taking an unfair pricing advantage when materials were in short supply," stated Douglas Mitchell, Simtek's president and CEO. "This approach allowed Simtek to establish strong relationships in applications that continue to grow rapidly in the marketplace. Simtek maintains previously forecasted growth exceeding 60% and expects significant increases in earnings going forward. Now, as materials are becoming readily available and our volumes continue to increase, we'll be able to improve our cost basis throughout this year. We're also looking to hire additional engineering staff to accelerate our product development. With all that's been accomplished in the past twelve months we really look forward to what we can do over the next couple of years."

The company posted total revenues of $4,331,721, including $3,975,104 from Simtek operations and $356,617 from Q-DOT operations. In March of 2001 Simtek completed the acquisition of Q-DOT Group, Inc. using the "pooling of interest" form of accounting. Summary financial statements will now report the results of the combined company for current and historical records.

Pro Forma revenues from Simtek operations in 1Q01 of $3,975,104, were 58% higher than $2,513,393 posted in the first quarter of 2000 and 36% higher than $2,929,978 posted in the fourth quarter of 2000. Pro Forma revenues from Q-DOT operations in 1Q01 of $356,617 were down from $923,632 for the same period in 2000 and approximately flat from $387,268 in the fourth quarter of 2000.

Unusual expenses were incurred in the first quarter of 2001, consisting of $258,000 for amortized costs related to investor relations services performed by two investment bank firms and $263,000 of legal, auditing and labor costs associated with the acquisition of Q-DOT. The amortization of investor relations services will continue through September 2001.


     FINANCIAL RESULTS

                                                        Three Months ended March 31
                                                         2001                2000
                                                         -----               ----
Net Sales                                             $4,331,721          $3,826,027
Cost of Sales                                          3,096,555           2,128,721
Gross Margin                                           1,235,166           1,697,306
Total Operating Expenses                               1,781,029           1,111,642
Income (loss) from Operations                          (545,863)             585,664
Other Income (Expense)                                    31,299             (9,517)
Net Income (Loss) before Taxes                         (514,564)             576,147
Provision for income taxes                                     -              38,000
Net Income (Loss)                                      (514,564)             538,147
Basic and diluted earnings per share
                                                          $(.01)                $.01
Basic and diluted shares outstanding
                                                      53,651,912          44,848,779

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



Simtek Corporation delivers the world's fastest re-programmable nonvolatile semiconductor memories and the industry's most cost-effective FPGA to ASIC conversions. Information on Simtek products can be obtained from its web page: www.simtek.com; email: info@simtek.com; by calling (719) 531-9444; or fax (719) 531-9481. The company is headquartered in Colorado Springs, Colorado, with international sales and marketing channels. Simtek is listed under the symbol SRAM on the OTC Electronic Bulletin Board.

Forward-Looking Statements

This press release  contains  forward-looking  statements  within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements predicting the availability of new products during 2000 and statements by Mr. Mitchell predicting the Company's future growth. Such statements involve risks and uncertainties, and actual results could differ materially from the results anticipated in such forward-looking statements as a result of a number of factors, including, but not limited to, the risk of delays in the availability of new products due to technological, market or financial factors including the availability of necessary working capital, or the other factors described in the Company's most recent Form 10-KSB and Form 10-QSB filed with the Securities and Exchange Commission.



                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned and hereunto duly authorized.

                                              SIMTEK CORPORATION


May 7, 2001                                  By: /s/Douglas Mitchell
                                                 -------------------------------
                                                  DOUGLAS MITCHELL
                                                  Chief Executive Officer
                                                  President and Chief Financial
                                                  Officer (acting)







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